Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Maius Pharmaceutical Group Co., Ltd of our report dated December 31, 2024, relating to the consolidated financial statements of Maius Pharmaceutical Group Co., Ltd as of November 30, 2024, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

September 25, 2025